EMPLOYMENT AGREEMENT

                  AGREEMENT dated as of July 22, 1998, between RONALD M. PRIME, residing at 6438 Brewer, Flint, Michigan 48507 ("Executive"), and ATLAS TECHNOLOGIES, INC., a Michigan corporation having its principal office at 201 South Alloy, Fenton, Michigan 48430 ("Company").

                  WHEREAS, the Company and Executive desire to pro vide for the continued employment of Executive by the Company on the terms set forth herein;

         IT IS AGREED:

         1.       Employment, Duties and Acceptance.

                  1.1 The Company hereby employs Executive as its Chairman of the Board. All of Executive's powers and authority in any capacity shall at all times be subject to the reasonable direction and control of the Company's Board of Directors ("Board"). During the term of this Agreement, Executive shall be elected as a member of the Board.

                  1.2 The Board may assign to Executive such other executive duties for the Company or any Affiliate as are consistent with Executive's status in the capacity set forth above. As used herein, "Affiliate" means any parent corpora tion or subsidiary of the Company and any other corporation under common control with the Company.

                  1.3 Executive accepts such employment and agrees to devote all of his business time, energies and attention to the performance of his duties; provided that nothing herein shall be construed as preventing Executive from making and supervising personal investments.





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         2.       Compensation and Benefits.

                  2.1      [Intentionally omitted.]

                  2.2 The Company shall pay to Executive a salary ("Salary") at the rate of $198,588 per year, subject to cost-of-living increases in accordance with Section 2.4. Executive's Salary shall be paid in equal periodic installments in accordance with the Company's normal payroll procedures and shall be subject to withholding taxes and other normal payroll deductions.

                  2.3 During the term of this Agreement, Executive shall be entitled to such medical and life insurance benefits and other benefits as are set forth in Schedule A hereto. Executive shall be entitled to six weeks of vacation in each calendar year but shall not be entitled to payment in lieu thereof to the extent not taken.

                  2.4 (a) The Company will pay or reimburse Execu tive for all transportation, hotel and other expenses reason ably incurred by Executive on business trips and for all other ordinary and reasonable out-of-pocket expenses actually incurred by Executive in the conduct of the business of the Company against itemized vouchers submitted with respect to any such expenses approved in accordance with customary procedures.

                           (b)      The Company shall provide Executive with
an automobile suitable for business use and shall pay all the costs and expenses reasonably incurred by Executive in con nection with the use thereof, including but not limited to purchase or leasing costs, fuel, maintenance, insurance, garaging and mobile telephone.



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                  2.5      [Intentionally omitted.]

                  2.6      [Intentionally omitted.]

                  2.7      [Intentionally omitted.]

                  2.8      [Intentionally omitted.]

                  2.9      [Intentionally omitted.]

                  2.10 During the term of this Agreement, the Company shall not amend the provisions of its Certificate of Incorpo ration and By-Laws relating to indemnification and limitation of liability of directors and officers, as in effect on the date hereof, without the consent of Executive.

                  2.11 [Intentionally omitted.]

                  2.12     [Intentionally omitted.]

                  2.13 [Intentionally omitted.]

         2A.      Bonus.

                  2A.1 In consideration of the representations set forth in the Settlement Agreement referred to below, and subject to the further provisions of this Article 2A, the Company shall pay Executive the sum of Eight Hundred Thirty Thousand Two Hundred Eighty-Two and 21/100 ($830,282.21) Dollars, payable in four (4) equal and consecutive annual installments, commencing on July 30, 1999, and on each anniversary date thereafter. Payments shall be subject to all withholding requirements under applicable law.




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                  2A.2 In the event of  Executive's  death  prior to  payment in full of the amount payable under this Article 2A, the payments due Executive shall be paid to Executive's spouse, if living, and if not, to Executive's estate.

                  2A.3  The  payments  to be made by  Company  pursuant  to this
Article 2A shall not be subject to set-off or deduction for any reason, including breach by Executive of any pro vision of this Agreement, except as set forth below.

                  2A.4 Notwithstanding the foregoing, Company may set-off against payments to be made pursuant to this Article 2A amounts for which Executive has agreed to indemnify the Company and Productivity Technologies Corp. in the event of certain conditions set forth in Section 8 of the Settlement Agreement dated July 22, 1998 between Prime, Austin, the Company and Productivity Technologies Corp. Pursuant to Section 8 of the Settlement Agreement, the maximum amount of the Executive's liability for all reasons shall not exceed Eight Hundred Thirty Thousand Two Hundred Eighty-Two and 21/00 ($830,282.21) Dollars less the sum of all payments made under Section 2A.1 of this Agreement. Subsequent to any date on which payment is specified to be made pursuant to this Article 2A, the Company and Productivity Technologies Corp. will have no further right to seek indemnification with respect to any amount for which payment has become due hereunder unless written notice of such right to indemnification has been received by Executive on or prior to such date.

                  2A.5 Executive hereby acknowledges that in the event of a default of the senior debt referred to below his right to payment of the amount set forth in Section 2A.1 shall be subordinated to the prior payment in full of all principal and interest on any existing or future obligations of the



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Company,  including  guarantees by the Company,  for any money borrowed from any bank, trust company, insurance company or other financial institution engaged in the business of lend ing ("Senior Debt"). Executive further agrees that in accordance with this subordination, the following shall apply:

                  Upon distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Company or otherwise,

                           (i) The  holders  of all Senior  Debt shall  first be
                  entitled to receive payment in full of the principal thereof, premium, if any, and the interest due thereon before Executive is entitled to receive any payment pursuant to Section 2A.1; and

                           (ii) Any  payment  or  distribution  of assets of the
                  Company of any kind or character, whether in cash, property or securities, to which Executive would be entitled except for the provisions of this Section shall be paid by the liquidating trustee or agent or other person making such payment or dis tribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such




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                  Senior Debt may have  been  issued,  ratably  according to the
                  aggregate   amounts  remaining   unpaid   on  account  of  the
                  principal of, premium, if any, and interest on the Senior Debt held or represented by each, to the extent necessary to make payment in full of all Senior Debt remaining unpaid,
                  after   giving   effect  to  any   concurrent   payment   or
                  distribution to the holders of such Senior Debt.

                  2A.6 The Company shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under
Section 2A.1. Executive, his ben eficiaries and any successor-in-interest to him shall be and remain simply a general creditor of the Company in the same manner as any other creditor having a general claim for a matured and unpaid debt.

                  2A.7 Executive's rights to payments pursuant to Section 2A.1 shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of Executive, his spouse, other heirs or beneficiaries.

                  2A.8 The provisions of this Article 2A shall continue in effect regardless of the termination of this Agreement for any reason.

         3.       Term and Termination.

                  3.1 The term of this Agreement shall commence as of the date hereof and shall continue until December 31, 1998, unless sooner terminated as herein provided.




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                  3.2 If Executive dies during the term of this Agreement,  this
Agreement shall thereupon terminate, except that the Company shall pay to the legal representative of Executive's estate all monies due hereunder to the end of the month during which Executive dies.

                  3.3 The Company, by notice to Executive, may terminate this Agreement if Executive shall fail because of illness or incapacity to render, for twelve consecutive months, services of the character contemplated by this Agree ment. Notwithstanding such termination, the Company shall pay to Executive all monies due hereunder to the end of the month in which such termination occurs.

                  3.4 The Company, by notice to Executive, may terminate this Agreement and Executive's employment with the Company for cause. As used herein, "cause" shall mean: (a) the refusal or failure by Executive to carry out specific directions of the Board which are of a material nature and consistent with his status in the capacity set forth in Section 1.1, or the refusal or failure by Executive to per form a material part of Executive's duties in such capacity; provided that failure to achieve specified performance goals shall not be "cause" hereunder; (b) fraudulent or dishonest action by Executive in his relations with the Company or any of its Affiliates, or with any customer or other business contact of the Company or any of its Affiliates ("dishonest" for these purposes shall include Executive's knowingly or recklessly making of a material misstatement or omission for his personal benefit); or (c) the conviction of Executive of any crime involving an act of moral turpitude. Notwithstand ing the foregoing, no "cause" for termination shall be deemed to exist with respect to Executive's acts described in clause (a) above unless the




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Company shall have given written notice to Executive specifying the "cause" with reasonable particu larity and, within five business days after such notice, Executive shall not have cured or eliminated the situation or event giving rise to such "cause."

         4. Protection of Confidential Information; Non-Compe tition.

                  4.1      Executive acknowledges that:

                           (a)      As   a  result  of  his  employment  by  the
Company,  Executive  has  obtained  and  will  obtain  secret  and  confidential information concerning the business of the Company and its Affiliates, including, without limitation, financial information, proprietary rights, trade secrets and "know-how," customers, and certain business methodologies ("Confidential Information").

                           (b)      The Company and its Affiliates  will  suffer
substantial damage which will be difficult to compute if, during the period of his employment with the Company or thereafter, Executive should divulge Confidential Information or, thereafter, Executive should enter a business competitive with that of the Company.

                           (c)      The   provisions  of   this  Agreement   are
reasonable and necessary for the protection of the business of the Company and its Affiliates.

                  4.2 Executive agrees that he will not at any time, either during the term of this Agreement or thereafter, divulge to any person or entity any Confidential Information obtained or learned by him as a result of his employment with the Company or any of its Affiliates, except (i) in the



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course of  performing  his duties  hereunder,  (ii) with the  Company's  express written consent; (iii) to the extent that any such information is in the public domain other than as a result of Executive's breach of any of his obligations here under; or (iv) where required to be disclosed by court order, subpoena or other government process. If Executive shall be required to make disclosure pursuant to the provisions of clause (iv) of the preceding sentence, Executive promptly, but in no event more than 48 hours after learning of such subpoena, court order, or other government process, shall notify, by personal delivery or by electronic means, con firmed by mail, the Company and, at the Company's expense, Executive shall: (a) take all reasonably necessary steps required by the Company to defend against the enforcement of such subpoena, court order or
other  government  process,   and  (b)  permit  the  Company  to  intervene  and
participate with counsel of its choice in any proceeding relating to the enforcement thereof. As used in this Agreement, "Affiliate" means any entity that, directly or indirectly, is controlled by, controlling, or under common control with the Company.

                  4.3 Upon termination of his employment with the Company, Executive will promptly deliver to the Company all original memoranda, notes, records, reports, manuals, draw ings, blueprints and other documents relating to the business of the Company and its Affiliates (and all copies thereof) and all property associated therewith, which he may then possess or have under his control.

                  4.4 If Executive commits a breach, or threatens to commit a breach, of any of the provisions of Section 4.2, the Company shall have the right and remedy to have the provi sions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed



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by Executive that the services being rendered  hereunder to the Company are of a special, unique and extraordinary char acter and that any such breach or threatened breach will cause irreparable injury to the Company and that money damag es will not provide an adequate remedy to the Company.

                  4.5 If any provision of Section 4.2 is held to be unenforceable because of the scope, duration or area of its applicability, the tribunal making such determination shall have the power to modify such scope, duration, or area, or all of them, and such provision or provisions shall then be applicable in such modified form.

                  4.6 Executive acknowledges that until the termina tion of the "Non-Competition Period" defined therein, Execu tive is subject to the provisions of Section 5.04(b) of that certain Merger Agreement dated December 18, 1995, between Production Systems Acquisition Corporation, AMS Holding Company, Executive, Prime and the Company.

         5.       Miscellaneous Provisions.

                  5.1 All notices provided for in this Agreement shall be in writing, and shall be deemed to have been duly given when delivered personally to the party to receive the same, when transmitted by electronic means, or when mailed first class postage prepaid, by certified mail, return re ceipt requested, addressed to the party to receive the same at his or its address set forth below, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section
5.1. All notices shall be deemed to have been given as of the date of personal delivery or transmittal thereof or three business days after mailing thereof.



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                  If to Executive:

                           Ronald M. Prime
                           6438 Brewer
                              Flint, Michigan 48507

                           Marked "Personal and Confidential"

                  If to the Company:

                            Atlas Technologies, Inc.
                              201 South Alloy Drive
                             Fenton, Michigan 48430
                           Attn.:  Chief Executive Officer
                           Telecopier: (810) 629-8145

                  with a copy to:

                               Mr. Jesse A. Levine
                               Seidman & Co., Inc.
                              101 North Main Street
                              Suite 430
                               Ann Arbor, MI 48104
                           Telecopier: (313) 996-1738


                  5.2 This Agreement executed simultaneously here with sets forth the entire agreement of the parties relating to the employment of Executive and are intended to supersede all prior negotiations, understandings and agreements. No provisions of this Agreement may be waived or changed except by a writing by the party against whom such waiver or change is sought to be enforced. The failure of any party to re quire performance of any provision hereof shall in no manner affect the right at a later time to enforce such provision.

                  5.3 All questions with respect to the construction of this Agreement, and the rights and obligations of the parties hereunder, shall be determined in accordance with the law of the State of Michigan applicable to agreements made and to be performed entirely in Michigan. Any dispute, controversy or claim arising out of or relating to this Agreement, the making,




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interpretation  or the breach thereof,  other than a claim solely for injunctive relief for any alleged breach of the provisions of Section 4.2, as to which the parties shall have the right to apply for specific per formance to any court having equity jurisdiction in Genesee County, Michigan, shall be submitted to arbitration to the American Arbitration Association in Flint, Michigan, before a single arbitrator in accordance with the Commercial Arbitra tion Rules of the American Arbitration Association and judg ment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof and any party to the arbitration may, if he or it so elects, institute proceedings in any court having jurisdiction for the specific performance of any such award. The powers of the arbitrator shall in clude, but not be limited to, the awarding of injunctive relief. All costs and expenses of the arbitration, including legal fees of the prevailing party, shall be borne by the non-prevailing party.

                  5.4 This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Compa ny. This Agreement shall not be assignable by Executive, but shall inure to the benefit of and be binding upon Executive's heirs and legal representatives.

                  5.5 This Agreement supersedes all prior agreements between the Company and Executive regarding the terms and conditions of Executive's employment with the Company.




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                  IN WITNESS  WHEREOF,  the parties have executed this Agreement as of the date first above written.
                                             /s/ Ronald M. Prime
                                            ___________________________________
                                            RONALD M. PRIME


                                            ATLAS TECHNOLOGIES, INC.

                                               /s/ Michael D. Austin
                                            By:________________________________
                                                   Michael D. Austin
                                            Title: President


                  The undersigned hereby agrees to the provisions of Article 2A of the above Employment Agreement.

                                            PRODUCTIVITY TECHNOLOGIES CORP.

                                               /s/ Jesse A. Levine
                                            By:________________________________
                                                   Jesse A. Levine
                                            Title: Chief Financial Officer




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                                   SCHEDULE A


         1.       Paid Holidays

                  A.       Memorial Day

                  B.       Independence Day

                  C.       Labor Day

                  D.       Thanksgiving Day

                  E.       Christmas Eve Day

                  F.       Christmas Day

                  G.       New Years Day


         2.       Insurance

                  A. Health and dental insurance, including master medical and prescription plan

                  B.       Life and accident insurance

                  C. Short-term disability pay, regular weekly salary and health insurance for up to 52 weeks

         3. Participation in qualified retirement plans of the employer upon meeting the eligibility requirements therefor.

         4. Miscellaneous benefits as provided in the current Salaried Employee Handbook including, but not lim ited to, tool allowance, safety glasses and educational assistance.

         5. Such other benefits as are provided to salaried personnel of the Company.

                                       A-1




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